UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2013

Endurance International Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001- 36131	46-3044956
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10 Corporate Drive, Suite 300 Burlington, MA		01803
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 852-3200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

EIG Investors Corp., a wholly owned subsidiary of Endurance International Group Holdings, Inc. (the “Company”), is pursuing a refinancing of certain indebtedness under its existing credit facilities (the “Refinancing”). The Company expects that the Refinancing will result in, among other things, (i) the refinancing of approximately $884 million in existing term loans under a new senior secured first lien term loan facility (the “Refinancing Term Loans”), (ii) the incurrence of approximately $150 million in incremental term loans under the new senior secured first lien term loan facility (the “Incremental Term Loans”), (iii) an increase of $40 million to the revolving commitments available under its existing revolving credit facility (the “Incremental Revolving Commitments”) and (iv) the repayment in full of its existing senior secured second lien term loan facility.

The proceeds of the Refinancing Term Loans are expected to be used to refinance in full the term loans outstanding under the existing senior secured term loan facility. The proceeds of the Incremental Term Loans would be used with cash on hand to repay in full the term loans under the Company’s existing senior secured second lien term loan facility of $315 million and to pay fees and expenses of approximately $11 million, amounting to a total of approximately $326 million.

Immediately following the closing of the Refinancing, the Company expects to have a senior secured first lien term loan facility of $1,034 million and a revolving commitment of $125 million (none of which will be drawn down upon closing). In addition to reducing its overall indebtedness by $165 million, the Company expects that the Refinancing will reduce the aggregate amount of its interest payments. The Company plans to use borrowings under the Incremental Revolving Commitments for general corporate purposes.

The Refinancing is subject to market and other conditions, and may not occur as described or at all.

The Company is furnishing this information under Item 7.01 in this Form 8-K. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in any such filing, except as shall be expressly set forth by specific reference in such a filing.

This Form 8-K contains forward-looking statements. All statements other than statements of historical fact contained in this Form 8-K, including statements regarding the Refinancing, the expected impact of the Refinancing on the Company’s capital structure and the Company’s plans for using the proceeds of the Refinancing are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results to be materially different from any future results expressed or implied by the forward-looking statements. These forward-looking statements speak only as of the date of this Form 8-K and are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section of the Company’s SEC filings. The Company disclaims any obligation to publicly update or revise any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.

By:	/s/ Tivanka Ellawala
Name: Tivanka Ellawala
Title: Chief Financial Officer

Date: November 12, 2013